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                                                             EXHIBIT 21

   21     Subsidiaries of the Company

          (a)  STB Assembly, Inc., a Texas corporation
          (b)  STB de Mexico, S.A. de C.V., a Mexican corporation
          (c) Maquilados Continentales de Chihuahua, a Mexican corporation (an inactive shell corporation)